Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-275719, 333-262602, 333-283766, and 333-288253) of our reports dated  April 30, 2026 with respect to the financial statements of Genie Energy Ltd. (the “Company”) and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs, P.C.

New York, NY
April 30, 2026